                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY

                         ADVANCED GLASSFIBER YARNS LLC
                               AGY CAPITAL CORP.


                                 $150,000,000


                     9 7/8% SENIOR SUBORDINATED NOTES DUE 2009


                            NOTE PURCHASE AGREEMENT


                               January 15, 1999



First Union Capital Markets
Warburg Dillon Read LLC
c/o First Union Capital Markets
301 South College Street, TW-10
Charlotte, NC  28288-0606

Ladies and Gentlemen:

          Advanced Glassfiber Yarns LLC, a limited liability company formed under the Delaware Limited Liability Company Act (the "Company") and AGY Capital Corp., a Delaware corporation ("Capital," and together with the Company, the "Issuers"), propose to issue and sell (the "Initial Placement") to First Union Capital Markets, a division of Wheat First Securities, Inc., and Warburg Dillon Read LLC (the "Initial Purchasers"), $150,000,000 principal amount of their
9 7/8% Senior Subordinated Notes Due 2009 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of the Closing Date (as defined below) between the Issuers and The Bank of New York, as trustee (the "Trustee"). This Agreement, the registration rights agreement, to be dated the Closing Date, between the Initial Purchasers and the Issuers (the "Registration Rights Agreement"), the Notes and the Indenture are hereinafter collectively referred to as the "Transaction Documents" and the transactions contemplated herein and therein are hereinafter referred to as the "Transactions."

          The sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon certain exemptions from the registration requirements of the Securities Act. You have advised the Issuers that you will offer and sell the Notes purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable.

          In connection with the sale of the Notes, the Issuers have prepared a preliminary offering memorandum, dated December 23, 1998 (the "Preliminary Memorandum"), and a final offering memorandum, dated January 15, 1999 (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuers, the Transaction Documents and the Transactions. The Issuers hereby confirm that they have authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time.

          As used herein, "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company or Capital whether before or after the issue and sale of the Notes and the consummation of the other transactions contemplated herein or (ii) a material impairment of the ability of the Issuers to execute, deliver or perform any of their obligations under, or the material impairment of the ability of the Trustee and the holders of the Notes (the "Holders") to enforce any obligations under, any of the Transaction Documents. Capitalized terms used but not defined herein have the meaning ascribed to them in the Final Memorandum.

          1.   The Issuers' Representations and Warranties.  (A) The Issuers
               -------------------------------------------
represent and warrant to the Initial Purchasers the following:

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that the Issuers make no representation or warranty as to any
     -------
     statements made in or omissions from the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Issuers in writing by the Initial Purchasers, expressly for use therein.

          (b) No holder of securities of the Issuers (other than holders of the Notes) will be entitled to have such securities registered under any registration statement required to be filed by the Issuers pursuant to the Registration Rights Agreement.

          (c) None of the Issuers nor any of their Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf (other than the Initial Purchasers or any of their Affiliates, as to whom the Issuers make no representation or warranty) has, directly or indirectly:

               (i) made offers or sales of any security, or solicited offers to buy any security, which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act;

               (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes;

               (iii) taken any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, stabilization or manipulation of the price of the Notes;

               (iv) paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Notes;

               (v) engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Notes, and each of the Issuers and their Affiliates and any person acting on its or their behalf (other than the Initial Purchasers or any of their Affiliates, as to whom the Issuers make no representation) has complied with the offering restrictions requirement of Rule 903 under Regulation S.

          (d) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (e) Each of the Company, Capital and AG Yarns Canada Inc., a Canadian corporation ("AG Yarns") is duly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. Each of the Company, Capital and AG Yarns has the full power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified as a foreign corporation and in good standing under the laws of all jurisdictions in which it is doing business, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (f) Capital and AG Yarns are the only subsidiaries of the Company in existence on the date of this Agreement and neither is a "significant subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X under the Securities Act. The capital stock of each of Capital and AG Yarns is duly authorized, validly issued, fully paid and nonassessable.
     All of the outstanding shares of capital stock of each of Capital and AG Yarns are beneficially owned directly by the Company, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances other than liens granted pursuant to the Senior Secured Credit Agreement, dated as of September 30,

     1998, among the Company, the lenders named therein and First Union National Bank, as agent (the "Bank Facility").

          (g) All of the outstanding shares of capital stock of each of Capital and AG Yarns have been duly authorized and validly issued and are fully paid and nonassessable.

          (h) Each of the Issuers has the full power and requisite authority to execute, deliver and perform its obligations under the Transaction Documents.

          (i) Each of the Transaction Documents and each other document or instrument to be delivered in connection therewith has been duly authorized by all necessary action of the Issuers; each of the Transaction Documents and each other document or instrument to be delivered in connection herewith or therewith to be executed and delivered on or prior to the date hereof is, and each of the Transaction Documents and each other document or instrument to be delivered in connection herewith or therewith to be executed and delivered after the Closing Date, will be, upon such execution and delivery the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally ("Bankruptcy Law") or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) ("Equity").

          (j) The execution, delivery and performance of the Transaction Documents and each other document and instrument to be executed, delivered or performed by the Company in connection therewith, the consummation of the transactions herein and therein contemplated, the compliance with each of the terms hereof or thereof, and the issuance, delivery and performance of the Notes do not and on the Closing Date will not (i) violate any statute, law, rule, regulation, order, judgment or decree (singly, "Law" and collectively, "Laws") applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties (ii) conflict with, result in a breach or violation of or constitute a default under the certificate of incorporation or bylaws of the Company or any of its subsidiaries or any indenture, mortgage, deed of trust, contract, undertaking, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its or their respective properties are bound ("Contracts"), (iii) result in or require the creation or imposition of any mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing ("Lien"), upon any of the properties or assets of the Company or any of its subsidiaries.

          (k) No consent, approval, authorization or order of any Tribunal or other person is required in connection with the execution, delivery and performance by the Issuers of the Transaction Documents or any other document or instrument to be delivered, executed or performed by the Issuers in connection therewith or the consummation of the transactions contemplated hereby or thereby, other than any such consent, approval, authorization or order which has been obtained and remains in full force and effect or which has been waived in writing by the Initial Purchasers or such as may be required under applicable state securities or Blue Sky laws.

          (l) The audited financial statements (including the notes thereto) of the Issuers included in the Final Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Securities Act and fairly present in all material respects the financial position of the Issuers and the results of operations and cash flow of the Issuers as of the dates and for the periods therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. Since the date of the most recent financial statements included in the Final Memorandum, except as described therein and in the notes thereto or in the Final Memorandum, (i) neither of the Issuers has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or Contracts (written or oral) which liabilities, obligations, transactions or Contracts would, individually or in the aggregate, have a Material Adverse Effect, (ii) neither of the Issuers has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any material change in the long-term indebtedness of either of the Issuers and (iv) none of the material assets of either of the Issuers has materially diminished in value, ordinary wear and tear excepted. The unaudited pro forma financial statements of the Issuers included in the Final Memorandum comply as to form in all material respects with the requirements of the Securities Act; the pro forma adjustments have been properly applied to the historical amounts in the compilation of such pro forma statements; the assumptions described in the notes to such pro forma statements provide a reasonable basis for presenting the significant direct effects of the transactions contemplated therein; and such pro forma adjustments comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act ("Regulation S-X").

          (m) Each of the Issuers maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for inventory assets is compared with the existing inventory assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (n) Upon giving effect to the issue and sale of the Notes as contemplated herein and the application of the net proceeds thereof as contemplated in the Final Memorandum:

                  (i) The fair saleable value of the assets of the Issuers, on a stand-alone basis, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Issuers as they mature.

                 (ii) The assets of each of the Issuers, on a stand-alone basis, do not constitute unreasonably small capital to carry out their business as now conducted and as proposed to be conducted including their capital needs, taking into account the particular capital requirements of the business conducted by each of the Issuers.

                 (iii) The Company does not intend to, and will not permit any of its subsidiaries to, incur debts beyond its or their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of debt of the Company and its subsidiaries).

          (o) Each of the Issuers owns, leases or has sufficient rights to use, and after consummation of the issue and sale of the Notes as contemplated herein, will own, lease or have sufficient rights to use, such properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated to be conducted immediately following consummation of the issue and sale of the Notes as contemplated herein, and neither of the Issuers, and, to the knowledge of the Issuers, any other party thereto, is in default under any lease, except in each case for such defects or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. None of the material assets of either of the Issuers is subject to any restriction which would prevent continuation of the use currently made, or contemplated to be made, thereof or which would materially adversely affect the value thereof.

          (p) Neither of the Issuers is (i) in violation of its charter, bylaws or other organizational documents, (ii) in breach or violation of any Laws or (iii) in breach of or default under (nor has any event occurred which, with notice or the lapse of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract, except for any such breach, default, violation or event in each case of (i), (ii) or (iii) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (q) There is no action, suit, proceeding, claim, lawsuit and/or investigation conducted by or before any Tribunal ("Litigation") pending or, to the best knowledge of the Issuers after due investigation, threatened, by, against, or which may relate to or affect (a) any benefit plan or any fiduciary or administrator thereof, (b) the Transactions or (c) either of the Issuers which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no outstanding injunctions or restraining orders prohibiting consummation of the Transactions or any other transactions contemplated in connection therewith. Neither of the Issuers is in default with respect to any judgment, order, writ, injunction or decree of any Tribunal, and there are no unsatisfied judgments against either of the Issuers or their respective businesses or properties, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither of the Issuers has been advised that there is a reasonable likelihood of an adverse determination of any Litigation which adverse determination, should it occur, could reasonably be expected to have a Material Adverse Effect.

          (r) The proceeds from the issuance and sale of the Notes will be used solely for the purposes specified in the Final Memorandum. None of the issuance or sale of the Notes, the application of the proceeds therefrom, or the consummation of the Transactions or any of the other transactions contemplated thereby will violate Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

          (s) All material Tax Returns, foreign and domestic, required to be filed by or on behalf of the Issuers in any jurisdiction have been filed, and all material Taxes (whether or not actually shown on such Tax Returns) for which they are liable have been paid other than any Tax (i) the validity or amount of which is being contested in good faith, (ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made, and (iii) with respect to which any right to execute upon or sell any assets of the Issuers has not matured or has been and continues to be effectively enjoined, superseded or stayed ("Contested Claims"); all such Tax Returns are true, correct and complete in all material respects. To the knowledge of the Issuers, there is no material proposed tax assessment with respect to Taxes due by, or on behalf of, the Issuers, except for Contested Claims.

          As used herein, the following terms shall have the respective meaning ascribed to each below:

          "Tax Return" means a report, return or other information (including any amendments) required to be supplied to a Tribunal with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Issuers.

          "Taxes" shall mean any taxes, assessments, fees, levies, imposts, duties, deductions, liabilities, withholdings or other charges of any nature whatsoever, penalties and additions thereto from time to time or at any time imposed by any Law or any Tribunal.

          (t) (A) No ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in a liability of the Issuers or any of their respective ERISA Affiliates which would reasonably be expected to have a Material Adverse Effect.

               (B) In accordance with the most recent actuarial valuations, the Amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities), is not an amount which could reasonably be expected to have a Material Adverse Effect.

               (C) Neither of the Issuers has incurred or is reasonably expected to incur any liability with respect to any Foreign Plan or Foreign Plans which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

               As used herein, the following terms shall have the respective meaning ascribed to each below:

               "Amount of Unfunded Benefit Liability" means, with respect to any Pension Plan, (i) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and
          (ii) otherwise, the excess of (a) the greater of the current liability (as defined in Section 412(1)(7) of the Internal Revenue Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (b) the market value of the assets of such Pension Plan.

               "Employee Pension Benefit Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (i) which is, or, at any time within the five calendar years immediately preceding the date hereof, was at any time, sponsored, maintained or contributed to by the Issuers or any of their ERISA Affiliates or (ii) with respect to which either of the Issuers retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder and any successor statute, regulations and rulings.

               "ERISA Affiliate," as applied to any person, means (i) any corporation which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time within the five calendar years immediately preceding the date hereof, a member.

               "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived) or the failure to make any required contribution within 30 days of its due date with respect to any Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Issuers or any of their respective ERISA Affiliates from any Multiple Employer Plan or the termination of any such Multiple Employer Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Issuers or any of their respective ERISA Affiliates pursuant to
          Section 4062(e) or 4069 of ERISA or by reason of the application of
          Section 4212(c) of ERISA; (vii) the withdrawal by the Issuers or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Issuers or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Issuers or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Sections 406, 409 or 502(i) or (1) of ERISA in respect of any Employee Benefit Pension Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Pension Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
          Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan or Employee Pension Benefit Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to
          Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

               "Foreign Plan" means any employee benefit plan maintained outside the U.S. by the Issuers or any of their respective ERISA Affiliates for employees substantially all of whom are non-resident aliens of the U.S. and for which the Issuers may be directly or indirectly liable.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

               "Multiemployer Plan" means a "multiemployer plan" as defined in
          Section 4001(a)(3) of ERISA to which any of the Issuers or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five years made or accrued an obligation to make contributions.

               "Multiple Employer Plan" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Issuers or any of their respective ERISA Affiliates and at least one person other than the Issuers and their respective ERISA Affiliates or (ii) was so maintained and in respect of which such Issuers or ERISA Affiliates could have liability under Section 4064 or
          Section 4069 of ERISA in the event such plan has been or were to be terminated.

               "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

               "Pension Plan" means a Single Employer Plan or Multiple Employer Plan.

               "Single Employer Plan" means a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Issuers or any of their respective ERISA Affiliates and no person other than the Issuers or any of their respective ERISA Affiliates or (ii) was so maintained and in respect of which the Issuers or any of their respective ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          (u) Neither of the Issuers is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or other Law which regulates the incurrence by the Issuers of indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

          (v) (A) Each of the Issuers owns or is licensed to use all patents, trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of the business of the Issuers as currently conducted ("Intellectual Property"), except where the failure to own or license such Intellectual Property, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

               (B) To the knowledge of the Issuers, no material claim has been asserted by any person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property; to the knowledge of the Issuers, the use of such Intellectual Property by the Issuers does not infringe on the rights of any person, subject to such claims and infringements as could not, individually or in the aggregate, have a Material Adverse Effect; the consummation of the issue and sale of the Notes as contemplated herein will not impair the ownership of (or the license to use, as the case may be) such Intellectual Property by the Issuers.

          (w) the operations of each of the Issuers (including, without limitation, as the term is used throughout this Section 1(w), all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws except for any such noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

               (A) each of the Issuers has obtained all Permits under Environmental Laws necessary to its operations under currently applicable Laws, and all such Permits are being maintained in good standing and each of the Issuers is in compliance with all material terms and conditions of such Permits except for any such failure to obtain, maintain or comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

               (B) neither of the Issuers has received (a) any notice or claim to the effect that it is or may be liable to any person under any Environmental Law, including without limitation, any notice or claim relating to any Hazardous Materials except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or comparable foreign or state laws regarding any matter which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, and, to the best knowledge of the Issuers, neither of the Issuers is or will be involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

               (C) neither of the Issuers is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

               (D) neither of the Issuers nor any of their respective Facilities or operations is subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

               (E) neither of the Issuers has any contingent liability in connection with any Release or threatened Release of any Hazardous Materials by either of the Issuers except for such of the foregoing which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

               (F) neither of the Issuers nor any predecessor of either of the Issuers has filed any notice required under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, which would reasonably be expected to have a Material Adverse Effect;

               (G) no Hazardous Materials exist on, under or about any Facility in a manner that, individually or in the aggregate, would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect; neither of the Issuers has filed any notice or report of a Release of any Hazardous Materials that, individually or in the aggregate, would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

               (H) neither of the Issuers nor, to the best of the knowledge of the Issuers, any of their respective predecessors, has disposed of any Hazardous Materials in a manner that, individually or in the aggregate, would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

               (I) no unregistered or noncompliant underground storage tanks and no unmonitored or otherwise noncompliant surface impoundments are on or at any Facility; and

               (J) no Lien in favor of any person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility or other assets of either of the Issuers except for any such Lien which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          Notwithstanding anything in this Section 1(x) to the contrary, no event or condition has occurred which may interfere with present compliance by the Issuers with any Environmental Law or which may give rise to any liability under any Environmental Law, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          As used herein, the following terms shall have the respective meaning ascribed to each below:

          "Environmental Claim" means any allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any person for any response or corrective action, any damage, including, without limitation, personal injury (including sickness, disease or death), property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case arising under or relating to any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to the Issuers or any of their respective Facilities or predecessors in interest.

          "Environmental Laws" means the common law and all statutes, ordinances, orders, rules, regulations, requirements, judgments, plans, policies or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials including, without limitation, investigation, study, assessment, testing, monitoring, containment, removal, remediation, or clean-up of any such Release, or (iii) occupational safety and health, industrial hygiene or the protection of the environment, natural resources, human, plant or animal health or welfare, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.), the Hazardous Materials Transportation Act
                         ------
     (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act
                         ------
     (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control Act (33
                         ------
     U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.),
                     ------                                          ------
     the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Federal
                                                          ------
     Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.), the
                                                                  ------
     Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.) and the
                                                           ------
     Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S) 11001 et
                                                                             --
     seq.), each as amended or supplemented, and any analogous future or present
     ---
     statutes, orders, rules, regulations, requirements, judgments or decrees promulgated pursuant thereto, each as in effect as of the date of determination.

          "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Issuers or any of their respective predecessors in interest.

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substance," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications issued pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials or gases; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; (x) lead-based paint; and (xi) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health or safety or the environment.

          "Permits" has the meaning ascribed to it in Section 1(y) below.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or onto or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

          (x) Each of the Issuers has such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances ("Permits"), and is in compliance in all material respects with all Laws as are necessary to own, lease or operate its properties and to conduct its businesses in the manner as presently conducted and to be conducted immediately after the consummation of the issue and sale of the Notes as contemplated herein, except where the failure to have such Permits or to comply with such Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such Permits are valid and in full force and effect. Each of the Issuers is in compliance in all material respects with its obligations under such Permits and no event has occurred or will occur as a result of the consummation of the issue and sale of the Notes and the other transactions contemplated herein, that allows, or after notice or lapse of time or both would allow, revocation or termination of such Permits except for any such revocation or termination as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (y) Each of the Issuers carries insurance or is entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses, and all such insurance is in full force and effect.

          (z) No labor disturbance by the employees of the Issuers exists or, to the best knowledge of the Issuers, is threatened and the Issuers are not aware of any existing or imminent labor disturbance which would reasonably be expected to have a Material Adverse Effect.

          (aa) Any reprogramming and related testing required to permit the proper functioning of each of the Issuers' computer systems in and following the year 2000 will be completed in all material respects prior to December 31, 1999 (that is, each of the Issuers will be "Year 2000 Compliant"), and the cost to each of the Issuers of such reprogramming and testing will not result in a default under any Contract nor would reasonably be expected to have a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of each of the Issuers are adequate for the conduct of its business.

          (bb) Except for the fees and expenses payable to the Initial Purchasers, the Company did not employ any investment banker, broker, finder, consultant, intermediary or other person in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby.

          Any certificate signed by any officer of the Issuers and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty made as of the date of such certificate by the Issuers to the Initial Purchasers as to the matters covered thereby.

          2.   Purchase and Sale.  Subject to the terms and conditions and in
               -----------------
reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers agrees to purchase from the Company at a purchase price equal to 95.25% of the principal amount thereof, $150,000,000 in principal amount of Notes.

          3.   Delivery and Payment. Delivery of and payment for the Notes shall
               --------------------
be made at 10:00 AM, New York City time, on January 21, 1999, which date and time may be postponed by agreement between the Initial Purchasers and the Company (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Initial Purchasers against payment by the Initial Purchasers of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds or such other manner of payment as may be agreed by the Company and the Initial Purchasers. Delivery of the Notes and payment for the Notes shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, NY 10006. Certificates for the Notes shall be registered in such names and in such denominations as the Initial Purchasers may request in writing not less than two full Business Days in advance of the Closing Date.

          The Company agrees to have the Notes available for inspection, checking and packaging by the Initial Purchasers in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

          4.   Offering of Notes and the Initial Purchasers' Representations and
               -----------------------------------------------------------------
Warranties.  Each Initial Purchaser represents and warrants to and agrees with
----------
the Issuers that:

          (a) It has not offered or sold, and it will not offer or sell, any Notes except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("QIBs") in transactions meeting the requirements of Rule 144A, (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who provide to it and to the Company a letter in the form of Exhibit A hereto or (iii) compliance with Regulation S under the Securities Act and in accordance with the restrictions set forth in Exhibit B hereto. In connection with each sale pursuant to clause (i) above, the Initial Purchasers have taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance upon Rule 144A.

          (b)  It is an "accredited investor" (as defined in Rule 501(a)(1),
     (2), (3) or (7) under the Securities Act).

          (c) Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act).

          5.   Agreements.  The Issuers agree with the Initial Purchasers that:
               ----------

          (a) The Issuers will furnish to the Initial Purchasers and to Cleary, Gottlieb, Steen & Hamilton ("Counsel for the Initial Purchasers") as soon as reasonably possible, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request. The Issuers will pay the expenses of printing or other production of all documents relating to the offering of the Notes and will reimburse the Initial Purchasers for payment of the required PORTAL filing fee.

          (b) The Issuers will not amend or supplement the Final Memorandum prior to the completion of the distribution of the Notes by the Initial Purchasers, without the prior written consent of the Initial Purchasers, which will not be unreasonably withheld.

          (c) If at any time prior to the completion of the distribution of the Notes acquired by the Initial Purchasers pursuant to this Agreement, during which time you are required to deliver a Final Memorandum in connection with sales of the Notes by you (as reasonably determined by the Initial Purchasers, upon the advice of counsel), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5 an amendment or supplement that will correct such statement or omission or effect such compliance.

          (d) The Issuers will arrange for the qualification of the Notes for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Notes by the Initial Purchasers; provided, however, that the Issuers will not be required to qualify
     --------  -------
     generally to do business in any jurisdiction in which they are not then so qualified, to file any general consent to service of process or to take any other action which would subject them to general service of process or to taxation in any such jurisdiction where they are not then so subject. The Issuers will promptly advise the Initial Purchasers of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Issuers, whenever they publish or make available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issue of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event. The Issuers will likewise notify the Initial Purchasers of (i) any decrease in the rating of the Notes or any other debt securities of the Issuers by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, as soon as the Issuer becomes aware of any such decrease or notice. The Issuers will also deliver to the Initial Purchasers, as soon as available and without request, copies of their latest yearly and quarterly financial statements and any report of their auditors thereon.

          (f) The Issuers will not, and will not permit any of their Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act.

          (g) Except as contemplated in the Registration Rights Agreement, none of the Issuers or any of their Affiliates, nor any person acting on their behalf (other than the Initial Purchasers or any of its Affiliates, as to whom the Issuers express no opinion) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

          (h) None of the Issuers or any of their Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of its Affiliates, as to whom the Issuers express no opinion) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

          (i) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Issuers will provide at their expense to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act, unless the Issuers are then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of the Notes.

          (j) The Issuers will cooperate with the Initial Purchasers and use their best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the Rules and regulations of the NASD relating to trading in the Private Offerings, Resale and Trading through Automated Linkages market ("PORTAL") and (ii) permit the Notes to be eligible for clearance and settlement as described under "Book-Entry; Delivery and Form" in the Final Memorandum.

          (k) The Issuers will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

          (l) The Issuers will conduct their operations in a manner that will not subject them to registration as an investment company under the Investment Company Act of 1940, as amended.

          (m) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EITHER CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U.S. $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR

     OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          6.   Conditions to the Obligations of the Initial Purchasers.  The
               -------------------------------------------------------
obligation of the Initial Purchasers to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

          (a) The Issuers shall have furnished to the Initial Purchasers the opinion of Alston & Bird LLP ("Counsel for the Issuers"), dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect set forth in Exhibit C hereto.

          (b) The Initial Purchasers shall have received from Counsel for the Initial Purchasers such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes and other related matters as the Initial Purchasers may reasonably require, and the Issuers shall have furnished to such counsel such documents as it reasonably requests for the purpose of enabling it to pass upon such matters.

          (c) The Issuers shall each have furnished to the Initial Purchasers a certificate dated the Closing Date, signed on behalf of each of the Issuers by any two of their respective Chairman of the Board and Chief Executive Officers, President, Chief Financial or Accounting Officers and any Vice President to the effect that the signer of such certificate has carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that:

               (i) the representations and warranties of the Issuers contained in this Agreement are, without giving effect to any qualification regarding a Material Adverse Effect that may be contained in any of them, true, correct and complete on and as of the Closing Date in all material respects with the same effect as if made on the Closing Date, and the Issuers have performed and complied with all the covenants and agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no change or development or event involving a prospective change which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

          (d) At the Execution Time, Arthur Andersen LLP shall have furnished to the Initial Purchasers a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

          (i) on the basis of their limited review in accordance with the standards established by the AICPA under Statement on Auditing Standards No. 71 of the unaudited interim financial statements for the nine-month periods ended September 30, 1998 and 1997 included in the Final Memorandum; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in such letter and a reading of the minutes of the meetings of the stockholders, board of directors and related committees of the Glass Yarns and Specialty materials Business of Owens Corning (the "Business"), nothing came to their attention to cause them to believe that any material modifications should be made to the unaudited financial statements described in this clause (i), included in the Final Memorandum, for them to be in conformity with generally accepted accounting principles.

          (ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Business) set forth in the Final Memorandum, including without limitation the information set forth under the captions "Offering Memorandum Summary," "Summary Historical Financial Information," "Risk Factors," "Use of Proceeds," "Capitalization," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and "Certain Relationships and Related Party Transactions," in the Final Memorandum agrees with the accounting records of, or schedules prepared by management of, the Business, excluding any questions of legal interpretation.

          (e) At the Execution Time and at the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Initial Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that they are independent public accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

               (i) on the basis of a reading of the unaudited financial statements of the Issuers for the eleven month period ended November 30, 1998 made available by the Company; a reading of the minutes of the meetings of the board of directors of the Company; and inquiries of certain officials of the Company and the Business who have responsibility for financial and accounting matters of the Issuers as to whether (a) the unaudited financial statements referred to above are stated on a basis substantially consistent with that of the audited consolidated financial statements of the Business included in the Final Memorandum and (b) (1) at November 30, 1998, there was any change in the members' interests, increase in long-term debt or decrease in net current assets of the Company, as compared with amounts shown in the September 30, 1998 unaudited balance sheet of the Business included in the Final Memorandum or (2) for the period from October 1, 1998 to November 30, 1998, there were any decreases, as compared with the corresponding period in the preceding year, in net sales or total amount of net income, that those officials of the Company stated that:

                    (A) except as disclosed in the letter, the unaudited financial statements refereed to in (i) above are stated on a basis substantially consistent with that of the audited financial statements of the Business included in the Final Memorandum,

                    (B) at November 30, 1998, there was no change in members' interests, increases in long-term debt, decrease in net current assets, as compared with amounts shown in the September 30, 1998 unaudited balance sheet included in the Final Memorandum, or for the period from October 1, 1998 to November 30, 1998, there were any decreases, as compared with the corresponding period in the preceding year of the Business, in net sales or in the total amount of net income, except in all instances for changes or decreases that the Final memorandum discloses have occurred or may occur and as set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Initial Purchaser.

               (ii) on the basis of inquiries of certain officials of the Company and the Business who have responsibility for financial and accounting matters of the Company as to whether (a) at January 13, 1999, there was any change in members' interests, increase in long-term debt or decrease in net current assets of the Company, as compared with amounts shown in the September 30, 1998 unaudited balance sheet of the Business included in the Final Memorandum or (b) for the period from October 1, 1998 to January 13, 1999, there were any decreases, as compared with the corresponding period in the preceding year, in net sales or total amount of net income, that those officials stated that sufficient information was not available regarding any such change, increase or decrease.

               (iii)  as to pro forma financial information,

                         (A) they have read the unaudited pro forma financial information included in the Final Memorandum;

                         (B) they have inquired of certain officials of the Company and the Business who have responsibility for financial and accounting matters as to whether all significant assumptions have been properly reflected in the pro forma adjustments and whether the pro forma adjustments were properly applied to the historical amounts in the compilation of the unaudited pro forma financial statements included in the Final Memorandum and that those officials stated that
          (i) all significant assumptions have been properly reflected in the pro forma adjustments and (ii) the adjustments were factually supportable and were properly applied to the historical amounts in the compilation of the pro forma financial statements included in the Final Memorandum;

                         (C) they have proved the arithmetic accuracy of the application of the pro forma adjustments to the historical financial amounts in the unaudited pro forma financial statements included in the Final Memorandum; and

                         (D) they have performed certain other specified procedures as a result of which they determined that certain pro forma information of an accounting, financial, or statistical nature set forth in the Final Memorandum, including without limitation the information set forth under the captions "Offering Memorandum Summary," "Summary Unaudited Pro Forma Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" in the Final Memorandum, agrees to or can be derived from the pro forma financial data of the Company or the analysis completed in the preparation of such pro forma financial data, excluding any questions of legal interpretation.

          All references in Sections 6(d) and 6(e) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter or letters.

          (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum and prior to the Closing Date, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Issuers, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Final Memorandum.

          (g) Subsequent to the respective dates as of which information is given in the Final Memorandum, after giving effect to the issue and sale of the Notes as contemplated herein and on or prior to the Closing Date, (i) neither of the Issuers shall have incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Issuers shall not have purchased any of their outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on their capital stock; (iii) there shall not have been any material change in the capital stock of the Issuers or in the short-term debt or long-term debt of the Issuers; and (iv) none of the material assets of the Issuers shall have materially diminished in value (ordinary wear and tear excepted, except in each case as described in or contemplated by the Final Memorandum.

          (h) On the Closing Date, the Notes shall have a rating from Standard & Poor's Corporation at least as favorable as B2 and from Moody's Investors Service, Inc. at least as favorable as B.

          (i) On or prior to the Closing Date, each of the Transaction Documents (including any amendments thereto) shall have been duly authorized, executed and delivered by each of the parties thereto, and the Initial Purchasers shall have received copies of each such Transaction Document (including any amendments thereto) as so executed and delivered in the form provided to the Initial Purchasers on or before the date hereof except for changes approved by the Initial Purchasers.

          (j) Concurrently with the consummation of the Transactions, all amounts due and payable under the Senior Subordinated Credit Agreement dated as of September 30, 1998 among the Issuers as borrowers, certain subsidiaries from time to time party thereto as guarantors, First Union Investors, Inc. and Warburg Dillon Read LLC as co-agents and the lenders named therein, (the "Senior Subordinated Credit Agreement") shall be paid on the Closing Date from the proceeds of the sale of the Notes to the Initial Purchasers and any liens securing amounts due and payable under the Senior Subordinated Credit Agreement shall have been released effective upon receipt of such payments.

          (k) The Issuers shall have been advised by the National Association of Securities Dealers, Inc. (the "NASD") that the Notes have been designated PORTAL-eligible securities in accordance with the Rules and regulations of the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages Market (the "PORTAL Market").

          (l) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the business or operations of the Issuers shall not have been interfered with by fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, and the Issuers and their properties shall not have sustained any loss or damage, whether or not covered by insurance, as a result of any such occurrence, except for any such interference, loss or damage which has not had, and could not reasonably be expected to have, a Material Adverse Effect.

          (m) Prior to the Closing Date, the Issuers shall have furnished to the Initial Purchasers or Counsel for the Initial Purchasers such further information, certificates and documents as the Initial Purchasers or Counsel for the Initial Purchasers may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Initial Purchasers and Counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at the Closing Date by the Initial Purchasers. Notice of such cancellation shall be given to the Issuer in writing or by telephone or by telegraph confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of Cleary, Gottlieb, Steen & Hamilton on the Closing Date.

          7.   Reimbursement of Expenses; Fees. (a) The Issuers will, whether or
               -------------------------------
not the sale of the Notes provided for herein is consummated, pay all expenses incident to the performance of its obligations under this Agreement and the offering documents, including the fees and disbursements of its accountants and counsel, the costs of printing or other production and delivery of the Preliminary Memorandum, the Final Memorandum, all amendments thereof and supplements thereto, each Transaction Document and all other documents relating to the offering of the Notes, the costs of preparing, printing, packaging and delivering the Notes, the fees and disbursements, including fees of counsel, incurred in compliance with Section 5(d), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, and the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in the PORTAL Market.

          (b) If the sale of the Notes provided for herein is not consummated because any condition to the obligation of the Initial Purchasers set forth in
Section 6 hereof is not satisfied or
because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Initial Purchasers, the Issuers shall reimburse the Initial Purchaser for all reasonable out-of-pocket expenses (including legal fees and expenses) incurred by the Initial Purchasers in connection with the proposed purchase and resale of the Notes.

          8.  Indemnification and Contribution.  (a)  The Issuers agree to
              --------------------------------
indemnify and hold harmless the Initial Purchasers, the directors, officers, employees and agents of the Initial Purchasers and each person who controls the Initial Purchasers within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum or any information provided by the Issuers to any Holder or prospective purchaser of Notes pursuant to Section 5(i), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers
                                          --------  -------
will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Issuers by or on behalf of the Initial Purchasers specifically for inclusion therein; and, provided, further, that with
                                                    --------  -------
respect to any untrue statement or omission of material fact made in the Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchasers to the extent that any such losses, claims, damages or liabilities asserted against the Initial Purchasers occurs under circumstances where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (x) the Issuers had previously furnished copies of the Final Memorandum to the Initial Purchasers as required by this Agreement, (y) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person asserting any such losses, claims, damages or liabilities, at or prior to the written confirmation of the sale of Notes to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

          (b) The Initial Purchasers agree to indemnify and hold harmless the Issuers, their directors, officers, employees and agents and each person who controls the Issuers within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Issuers to the Initial Purchasers, but only with reference to written information relating to the Initial Purchasers furnished to the Issuers by or on behalf of the Initial

Purchasers specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Initial Purchasers may otherwise have. The Issuers acknowledge that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or Final Memorandum (or in any amendment or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall have authorized the indemnified party to employ separate counsel at the expense of the indemnifying party; provided further, that the indemnifying party shall not be responsible for the
-------- -------
fees and expenses of more than one separate counsel (together with appropriate local counsel) representing all the indemnified parties under paragraph (a) or paragraph (b) above. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not an indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Issuers, on the one hand, and the Initial Purchasers, on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Issuers, on the one hand, and the Initial Purchasers, on the other, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and by the Initial Purchasers, on the other, from the offering of the Notes; provided, however, that in no case shall
                                       --------  -------
the Initial Purchasers be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by the Initial Purchasers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers, on the one hand, and the Initial Purchasers, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers, on the one hand, and of the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by the Initial Purchasers from the Issuers in connection with the purchase of the Notes hereunder. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the Issuers or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each person who controls the Initial Purchasers within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Initial Purchasers shall have the same rights to contribution as the Initial Purchasers, and each person who controls the Issuers within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee and agent of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.   Termination.  This Agreement shall be subject to termination by
               -----------
notice given by the Initial Purchasers to the Issuers prior to delivery of and payment for the Notes if, after the date hereof and prior to such delivery and payment, there shall have occurred a material adverse change in the condition of the financial, banking or capital markets in the United States the effect of which, in the judgment of the Initial Purchasers, makes it impractical to market the Notes or to enforce sale contracts with respect to the Notes.

          10.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Issuers or their officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuers or any of their officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          11.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Initial Purchasers, will be mailed, delivered or telecopied and confirmed to them at 301 South College Street, TW-10, Charlotte, NC 28288-0606, Telecopy No.: (704) 383-9527,
Attention: Kevin Smith; or, if sent to the Issuers, will be mailed, delivered or telecopied and confirmed to them at 3802 Robert Porcher Way, Greensboro, N.C. 27410, Telecopy No.: (336) 545-7715, Attention: Chief Financial Officer.

          12.  Successors.  This Agreement will inure to the benefit of and be
               ----------
binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(i) hereof, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm, corporation or other entity any legal or equitable right, remedy or claim under or in respect to this Agreement or any provisions herein contained. No purchaser of Notes from the Initial Purchasers shall be deemed to be a successor merely by reason of such purchase.

          13.  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND
               --------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          14.  Business Day.  For purposes of this Agreement, "Business Day"
               ------------
means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of Charlotte, North Carolina or of New York, New York, or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

          15.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Issuers and the Initial Purchasers.

                              Very truly yours,

                              ADVANCED GLASSFIBER YARNS LLC

                              By: /s/ Catherine Cuisson
                                 -------------------------------------------
                                 Name: Catherine Cuisson
                                 Title: CFO

                              AGY CAPITAL CORP.

                              By: /s/ Catherine Cuisson
                                 -------------------------------------------
                                 Name: Catherine Cuisson
                                 Title: CFO



The foregoing Agreement is hereby confirmed and accepted as of the date first written above

FIRST UNION CAPITAL MARKETS,
A DIVISION OF WHEAT FIRST SECURITIES, INC.

By: /s/ Eric Lloyd
    ----------------------------------
    Name: Eric Lloyd
    Title: Director

WARBURG DILLON READ LLC

By:/s/ Vincent Lu
   -----------------------------------
   Name: Vincent Lu
   Title: Executive Director

By: /s/ James Stone
    ----------------------------------
    Name: James Stone
    Title: Director